EXHIBIT 23.3

Consent of Ryder Scott Company, L.P.

        As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of Magnum Hunter Resources, Inc. (the “Company”) of all references to our reports and our firm included in or made part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. This registration statement on Form S-3 is to be filed on or about September 26, 2003.

/s/ Ryder Scott Company, L.P. Ryder Scott Company, L.P.

Houston, Texas September 24, 2003